Registration No. 333-123975

As filed with the Securities and Exchange Commission on July 9, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-1 ON FORM S-3
REGISTRATION STATEMENT NO. 333-114996

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-3
REGISTRATION STATEMENT NO. 333-123975

UNDER
THE SECURITIES ACT OF 1933

Chindex International, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware		13-3097642
(State of Incorporation)		(IRS Employer Identification No.)
7201 Wisconsin Avenue, Bethesda, MD 20814 (301) 215-7777
(Address, including zip code and telephone number, of registrant’s principal executive offices)

Roberta Lipson President and Chief Executive Officer Chindex International, Inc. 7201 Wisconsin Avenue, Bethesda, MD 20814 (301) 215-7777
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copy to:
Gary J. Simon Hughes Hubbard & Reed LLP One Battery Park Plaza New York, NY 10004 Telephone No.: (212) 837-6000 Telecopier No.: (212) 422-4726

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.  ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby requests that these Post-Effective Amendments become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933.

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

On April 11, 2005, Chindex International, Inc. (“Chindex”) filed Registration Statement No. 333-123975 on Form S-3 to register the resale of 1,522,539 shares of common stock, $0.01 par value per share, of Chindex common stock (“Common Stock”) and 442,142 warrants to purchase Common Stock owned by the selling stockholders listed therein.

On October 3, 2005, Chindex filed Registration Statement No. 333-114996 on Form S-3 to register the resale of 1,925,104 shares of Common Stock and 425,104 warrants to purchase Common Stock owned by the selling stockholders listed therein.

Pursuant to an undertaking made in Item 17 of each of the above-referenced Registration Statements, Chindex hereby removes from registration all of the above-referenced shares of Common Stock and warrants that have not been sold by such selling stockholders pursuant to such Registration Statements during the respective effective periods.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused these Post-Effective Amendments to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on July 2, 2007.

CHINDEX INTERNATIONAL, INC.

By:	*
Roberta Lipson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the statements on Form S-3 have been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

*	Chairman of the Board	July 2, 2007
A. Kenneth Nilsson

*	President and Chief Executive Officer (principal	July 2, 2007
Roberta Lipson	executive officer)

*	Executive Vice President, Secretary and Director	July 2, 2007
Elyse Beth Silverberg

/s/ Lawrence Pemble	Executive Vice President, Chief Financial Officer and	July 2, 2007
Lawrence Pemble	Director (principal financial officer)

/s/ Cheryl Chartier	Controller (principal accounting officer)	July 2, 2007
Cheryl Chartier

*	Director	July 2, 2007
Julius Y. Oestreicher

*	Director	July 2, 2007
Carol R. Kaufman

Director
Holli Harris

* By	/s/ Lawrence Pemble
Lawrence Pemble
Attorney-in-fact